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                           [ELLIS FOSTER LETTERHEAD]



CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to use in the Form 20-F, being filed by MINCO MINING & METALS CORPORATION, of our report dated January 25, 1999 relating to the consolidated balance sheets of MINCO MINING & METALS CORPORATION as at December 31, 1998, 1997, 1996 and 1995 and the consolidated statements of operations and deficit and changes in financial position for the periods then ended.


                                        /s/ ELLIS FOSTER
                                        --------------------------------
                                        Chartered Accountants

Vancouver, Canada
July 13, 1999